Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors

Envestnet, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333‑169050, 333-181071, 333-204858 and 333-208107) on Form S-8, of Envestnet, Inc. (the "Company") of our report dated March 1, 2019, with respect to the consolidated balance sheets of Envestnet, Inc. and subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2018, which report appears in the December 31, 2018 annual report on Form 10-K of Envestnet, Inc. Our report refers to a change in the Company’s method of accounting for revenue transactions with customers due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended.
Our report dated March 1, 2019, on the effectiveness of internal control over financial reporting as of December 31, 2018, contains an explanatory paragraph that states that the Company acquired Folio Dynamics Holdings, Inc. and all of the issued and outstanding membership interests of a private company (collectively the “Acquired Companies”) during 2018, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018, the Acquired Companies’ internal control over financial reporting associated with total assets of $222,223,000 and total revenues of $68,122,000 included in the consolidated financial statements of Envestnet, Inc. and subsidiaries as of and for the year ended December 31, 2018. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of the Acquired Companies.
/s/ KPMG LLP
Chicago, Illinois

March 1, 2019